EXHIBIT 23.02






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-75541) of our report dated January 12, 2001 relating to the financial statements of the DonTech Partnership, which appears in R.H. Donnelley Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Chicago, Illinois
July 25, 2001